Calculation of Filing Fee Tables
S-3
Genprex, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, par value $0.0001 per share	457(o)
		Equity	Preferred stock, par value $0.0001 per share	457(o)
		Debt	Debt securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 173,856,429.79	0.0001381	$ 24,009.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common stock, par value $0.001 per share	415(a)(6)						S-3	333-271386	06/09/2023
Carry Forward Securities		Equity	Preferred stock, par value $0.001 per share	415(a)(6)						S-3	333-271386	06/09/2023
Carry Forward Securities		Debt	Debt securities	415(a)(6)						S-3	333-271386	06/09/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-271386	06/09/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-271386	06/09/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-271386	06/09/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 76,143,570.21			S-3	333-271386	06/09/2023	$ 9,576.85
			Total Offering Amounts:				$ 250,000,000.00		$ 24,009.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 24,009.57
Offering Note
[1]	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, subscription rights and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities, subscription rights or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number of securities as may be issued pursuant to anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act. The maximum aggregate offering price is estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities, subscription rights or units that may be issued upon exercise of warrants registered hereby, as the case may be.

[2]	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, subscription rights and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities, subscription rights or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number of securities as may be issued pursuant to anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act. The maximum aggregate offering price is estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities, subscription rights or units that may be issued upon exercise of warrants registered hereby, as the case may be. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $76,143,570.21 of unsold securities ("Unsold Securities") previously registered on the registrant's registration statement on Form S-3 filed on April 21, 2023 and declared effective on June 9, 2023 (File No. 333-271386) (the "Prior Registration Statement"). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $200,000,000, of which the $76,143,570.21 of Unsold Securities remain unsold. In connection with the registration of the securities covered by the Prior Registration Statement, the registrant paid registration fees of $25,154.73, of which $9,576.85 related to such Unsold Securities, calculated at the filing fee rate in effect at the time of the applicable filing. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance's Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $76,143,570.21 of Unsold Securities being included in this registration in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the Amount of Registration Fee above reflects only the registration fee attributable to the $173,856,429.79 of new securities registered on this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $9,576.85 registration fee previously paid by the registrant relating to the Unsold Securities included on this registration statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date